[Letterhead of Haskell Slaughter & Young, L.L.C.]


                               September 25, 1997



HEALTHSOUTH Corporation
One Healthsouth Parkway
Birmingham, Alabama 35243

                    RE: REGISTRATION STATEMENT ON FORM S-4 --
          HEALTHSOUTH CORPORATION / HORIZON/CMS HEALTHCARE CORPORATION
                             OUR FILE NO. 29075-391

Gentlemen:

     We have served as counsel for HEALTHSOUTH Corporation, a corporation organized and existing under the laws of the State of Delaware ("HEALTHSOUTH"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to HEALTHSOUTH's Registration Statement on Form S-4 (Commission File No. 333-_________) (the "Registration Statement") of up to 48,025,579 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH (the "Shares") to be issued pursuant to that certain Agreement and Plan of Merger, dated as of February 17, 1997, as amended, by and among HEALTHSOUTH, Reid Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH and Horizon/CMS Healthcare Corporation, a Delaware corporation. This opinion is furnished to you pursuant to the requirements of the Registration Statement.

     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of HEALTHSOUTH and to the authorization and issuance of the Shares and the authorization and adoption of the Agreement as we have deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Agreement, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                               Very truly yours,

                                               HASKELL SLAUGHTER & YOUNG, L.L.C.



                                           By  /s/ Robert E. Lee Garner
                                               ---------------------------------
                                                   Robert E. Lee Garner